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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 2002, relating to the consolidated financial statements, which appears in Provident Bankshares Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2001.

We also consent to the incorporation by reference in this Registration Statement of our report dated October 9, 2001 relating to the financial statements, which appears in the Annual Report of the Employees Retirement Savings Plan of Provident Bank of Maryland on Form 11-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Baltimore, Maryland
June 13, 2002

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